UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2007
DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 16, 2007, Digene Corporation (“Digene”) issued a press release reporting an arbitration panel decision on July 13, 2007 to authorize the inclusion of Gen-Probe, Incorporated (“Gen-Probe”) to join as a party to an arbitration proceeding between Digene and F. Hoffmann-LaRoche Ltd. and Roche Molecular Systems, Inc. (collectively, “Roche”). A copy of the press release is attached as Exhibit 99.1.
Digene filed a demand for arbitration against Roche on December 4, 2006, seeking a determination that Roche materially breached a 1990 cross-license agreement (“CLA”) between Life Technologies, Inc. and Institut Pasteur. Digene and Roche are the current respective successors-in-interest to the CLA. Digene’s demand for arbitration was filed with the American Arbitration Association’s International Centre for Dispute Resolution in New York and asserts that Roche materially breached the CLA by granting an improper sublicense to Gen-Probe under the CLA by entering into a Supply and License agreement with Gen-Probe.
Please refer to Digene’s periodic filings with the Securities and Exchange Commission for more information about this arbitration proceeding.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release, dated July 16, 2007, issued by Digene Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)
	By:	/s/ Joseph P. Slattery
Date: July 17, 2007		Name: Joseph P. Slattery
Title: Chief Financial Officer and Senior Vice President, Finance and Information Systems